EXHIBIT 8.2

                    [LETTERHEAD OF CARTER, LEDYARD & MILBURN]




                                            December 10, 2001


Bowater Incorporated
Bowater Canada Finance Corporation
55 East Camperdown Way
P.O. Box 1028
Greenville, South Carolina 29602

Ladies and Gentlemen:

        We have acted as special United States tax counsel for Bowater Incorporated, a corporation existing under the laws of Delaware ("Bowater") and Bowater Canada Finance Corporation, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada ("BCFC"), in connection with an offer to exchange $600,000,000 in aggregate principal amount of 7.95% Notes due 2011, issued by BCFC and unconditionally guaranteed by Bowater, for a like amount of similar notes (the "Exchange Notes"). The offer is being registered by a Registration Statement on Form S-4 (the "Registration Statement").

        We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the section of the prospectus included in the Registration Statement captioned "United States Federal and Canadian Income Tax Considerations" contains an accurate general description, under currently applicable law, of the principal United States federal income tax considerations that apply to the exchange offer and to the holders of the Exchange Notes.

        We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of facts that might change the opinions expressed herein after the date hereof.

        The opinion expressed herein is solely for your benefit and the benefit of holders of the Exchange Notes, and may not be relied upon in any manner or for any purpose by any other person.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            /s/  CARTER, LEDYARD & MILBURN



JR:pf